Exhibit 10.2
CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT
     CONSENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 6, 2007 (the “First Amendment”) by and among NU HORIZONS ELECTRONICS CORP., a Delaware corporation having its executive offices at 70 Maxess Road, Melville, New York (the “Borrower”), each of the lenders that is a signatory thereto identified under the caption “Lenders” on the signature pages to the Credit Agreement (as defined below) (individually, a “Lender”, and collectively, the “Lenders”), BANK OF AMERICA, N.A., a national banking association, as Documentation Agent for the Lenders, JPMORGAN CHASE BANK, N.A., a national banking association, as Syndication Agent for the Lenders, ISRAEL DISCOUNT BANK OF NEW YORK, a New York bank, as Syndication Agent for the Lenders and CITIBANK, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS
     The Borrower, the Lenders, the Documentation Agent, the Syndication Agents and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of January 31, 2007 (the “Credit Agreement”), pursuant to which certain financial accommodations were made available to the Borrower.
     The Borrower has requested that the Lenders and the Administrative Agent (a) consent to the purchase by the Borrower of all of the shares of Tau Vermogensverwaltung GmbH, a limited liability company registered in Germany, now known as Nu Horizons Electronics GmbH pursuant to a Share Sale and Purchase Agreement dated as of January 5, 2007 by and among Lilienthal Verwaltungsgesellschaft mbH and the Borrower and (b) modify certain of the terms set forth in the Credit Agreement to increase the loans, investments and guarantees limitations and the Lenders and the Administrative Agent are willing to grant such consent and comply with such request to modify but only upon and subject to the following terms and conditions.
     NOW THEREFORE, in consideration of the premises and mutual covenants and promises exchanged herein, the parties hereto mutually agree as follows:
     Section 1. Definitions. Except as otherwise defined in this First Amendment, terms defined in the Credit Agreement are used herein as defined therein.
     Section 2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 below and the conditions contained in this Section, the Lenders consent to the Borrower’s purchase of all of the issued and outstanding shares of Tau Vermogensverwaltung GmbH, now known as Nu Horizons Electronics GmbH, a limited liability company registered in Germany for approximately $36,250 and agree that (a) such acquisition shall be excluded from the limitations on the number of Foreign Acquisitions and the aggregate number of Acquisitions contained in clause (iii) of the definition of Permitted Acquisition and (b) the consideration paid for such acquisition shall be excluded from the $25,000,000 aggregate limitation for all Acquisitions consummated during the Commitment Period specified in clause (i) of the definition of Permitted Acquisition. The foregoing consent is subject to the condition that subsequent to the date of this First Amendment

(y) Nu Horizons Electronics GmbH shall not invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person unless such investment constitutes a Permitted Acquisition and (z) neither the Borrower nor any of its Domestic Subsidiaries shall be permitted to make additional investments in Nu Horizons Electronics GmbH under Section 7.3(vii) of the Credit Agreement, as amended hereby in Section 3 hereof, until such time as the Administrative Agent has received a pledge of 65% of the capital stock of such entity.
     Section 3. Amendment. Subject to the satisfaction of the conditions precedent specified in Section 4 below:
     (A) Section 7.1(vi) and (vii) of the Credit Agreement are hereby deleted and the following is substituted therefor:
     “(vi) indebtedness incurred by the Foreign Subsidiaries to institutional lenders not to exceed: (y) prior to the effective date (the “Increase Date”) of an increase in credit occurring after the date of the First Amendment to the Amended and Restated Credit Agreement dated June 6, 2007 of up to $15,000,000 (such increase, the “D T Increase Amount”) under the institutional loan facility to D T Electronics Limited, $45,000,000 in the aggregate and (z) after the Increase Date, the lesser of $60,000,000 or $45,000,000 plus the D T Increase Amount, each in the aggregate (such Increase Date to be effective on the date of the Administrative Agent’s acceptance of an Officers’ Certificate of the Borrower notifying the Administrative Agent of such increase and providing relevant supporting documentation of same), and (vii) other indebtedness which shall not exceed in the aggregate for the Borrower and all Domestic Subsidiaries, at any time outstanding, the sum of $1,000,000. In determining indebtedness for purposes of clause (vi) above, the maximum amount of availability of any credit facility from an institutional lender, whether committed or advised (whether or not outstanding), shall be deemed indebtedness for the purposes of such clause.”
     (B) Section 7.3 (vii) of the Credit Agreement is hereby deleted and the following is substituted therefor:
     “(vii) investments by the Borrower and its Domestic Subsidiaries in stocks, securities or assets of Foreign Subsidiaries or loans to Foreign Subsidiaries provided that (1) such investments and loans do not exceed an aggregate amount of $60,000,000 at any time and (2) such investments and loans together with the guarantees permitted by Section 7.5 (iii) hereof do not exceed (y) prior to the Increase Date, as defined in Section 7.1 (vi) hereof, $95,000,000 in the aggregate and (z) after the Increase Date, the lesser of $110,000,000 or $95,000,000 plus the D T Increase Amount, each in the aggregate, reduced, in each instance, by any amount utilized for any Minority Interest Purchase under subsection (vi) above. In determining investments for purposes of this Section, the Borrower’s investment in its Foreign Subsidiaries shall be deemed to be the Borrower’s investment account balances in same (including retained earnings).”
     (C) Section 7.5 (iii) of the Credit Agreement is hereby deleted and the following is substituted therefor:
     “(iii) guarantees by the Borrower and its Foreign Subsidiaries for obligations of Foreign Subsidiaries permitted by Section 7.1 (vi) hereof provided that such obligations together with investments and loans permitted by Section 7.3 (vii) and Minority Interest Purchases permitted by Section 7.3 (vi) do not exceed (y) prior to the Increase Date, as defined in Section 7.1(vi) hereof, $95,000,000 in the aggregate and (z) after the Increase Date, the lesser of $110,000,000 or $95,000,000 plus the D T Increase Amount, each in the aggregate and, in each instance, such guarantees are not secured by any property of the Borrower or its Domestic Subsidiaries. In determining obligations guaranteed for purposes of clause (iii) above: (y) the maximum amount of availability of any such obligations, whether committed or advised (whether or not outstanding), shall be deemed guaranteed obligations and (z) the guaranteed amount pursuant to guarantees by the Borrower and/or one or more guarantors of the same indebtedness obligations shall only be counted once.”
     Section 4. Conditions Precedent. The consent set forth in Section 2 hereof and the amendment to the Credit Agreement set forth in Section 3 hereof shall become effective, on the date of this First Amendment, upon the execution and delivery of this First Amendment by the Borrower, the Administrative Agent and each of the Lenders necessary to constitute the Required Lenders and the satisfaction of the following conditions:
     (A) Certified Copies and Other Documents. The Administrative Agent shall have received certificates of an officer of the Borrower dated the date of this First Amendment certifying (x) no changes in the certificate of incorporation or by-laws from the date of the Agreement or attaching copies of any amendments, (y) true and correct copies of resolutions adopted by the board of directors of the Borrower (1) authorizing the borrowings and the other extensions of credit from the Lenders under the Agreement as amended hereby, the execution, delivery and performance by the Borrower of this First Amendment, and any related documents (2) approving forms in substantially execution form of this First Amendment, and any related documents and (3) authorizing officers of the Borrower to execute and deliver this First Amendment, and any related documents, and (z) the incumbency and specimen signatures of the officers of the Borrower executing any documents delivered to the Administrative Agent or a Lender by the Borrower in connection herewith.

     (B) Approval of the Administrative Agent and Agent’s Counsel. All other documents and legal matters in connection with the transactions contemplated by this First Amendment shall be satisfactory in form and substance to the Administrative Agent and its counsel.
     Section 5. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and complete on the date of this First Amendment and as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
     Section 6. Governing Law; Execution in Counterparts. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart. This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to New York conflicts of laws principles).
     Section 7. Expenses, etc. The Borrower agrees to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Goetz & Mady-Grove, LLP) in connection with the negotiation, preparation, execution and delivery of this First Amendment and the transactions contemplated hereby.
     Section 8. Effective Date. This First Amendment is dated for convenience as of June 6, 2007 and shall be effective as of such date, on the delivery of an executed counterpart to the Borrower upon satisfaction of the conditions precedent contained in Section 4 hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed and delivered by their duly authorized officers, all as of the day and year first above written.

Borrower: NU HORIZONS ELECTRONICS CORP.
By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Vice President, Treasurer and Chief Financial Officer

Administrative Agent: CITIBANK, N.A., as Administrative Agent
By:	/s/ Stuart N. Berman
Stuart N. Berman
Vice President

Documentation Agent: BANK OF AMERICA, N.A., as Documentation Agent
By:	/s/ Steven J. Melicharek
Steven J. Melicharek
Senior Vice President

Syndication Agent: JPMORGAN CHASE BANK, N.A., as Syndication Agent
By:	/s/ Dawn B. Scocco
Dawn B. Scocco
Associate

ISRAEL DISCOUNT BANK OF NEW YORK, as Syndication Agent

	By:	/s/ Scott Fishbein Scott Fishbein
First Vice President

	By:	/s/ Michael Paul Michael Paul
Assistant Vice President

Notice Addresses:	Lenders:

CITIBANK, N.A.	CITIBANK, N.A.
730 Veterans Memorial Highway Hauppauge, NY 11788	By:	/s/ Stuart N. Berman
Stuart N. Berman
Vice President

JPMORGAN CHASE BANK, N.A.	JPMORGAN CHASE BANK, N.A.
395 North Service Road, Floor 3 Melville, NY 11747	By:	Dawn B. Scocco
Dawn B. Scocco
Associate

ISRAEL DISCOUNT BANK OF NEW YORK	ISRAEL DISCOUNT BANK OF NEW YORK
511 Fifth Avenue New York, NY 10017	By:	/s/ Scott Fishbein Scott Fishbein
First Vice President

	By:	/s/ Michael Paul Michael Paul
Assistant Vice President

BANK OF AMERICA, N.A.	BANK OF AMERICA, N.A.
1185 Avenue of the Americas New York, NY 10036	By:	Steven J. Melicharek
Steven J. Melicharek
Senior Vice President

SOVEREIGN BANK	SOVEREIGN BANK
3 Huntington Quadrangle Suite 103 South	By:	/s/ Christine Gerula
Melville, NY 11747		Christine Gerula
Senior Vice President

HSBC BANK USA, NATIONAL	HSBC BANK USA, NATIONAL
ASSOCIATION	ASSOCIATION
534 Broad Hollow Road Melville, NY 11747	By:	/s/ Christopher J. Mendelsohn
Christopher J. Mendelsohn
First Vice President

NORTH FORK BANK	NORTH FORK BANK
275 Broadhollow Road Melville, NY 11747	By:	/s/ Kevin Brown
Kevin Brown
Senior Vice President

BANK LEUMI USA	BANK LEUMI USA
48 South Service Road Suite 200	By:	/s/ Paul Tine
Melville, NY 11747		Paul Tine
First Vice President